Exhibit 10.35

Beyond Meat

January 20, 2021
Stuart Kronauge
Dear Stuart:
    This letter (the “Agreement”) confirms the agreement between you and Beyond Meat, Inc. (the “Company”) regarding the end of your employment with the Company and the resolution of any disputes between us.
i.Separation Date. Your employment with the Company will end effective January 21, 2021 (the “Separation Date”).
ii.Severance. Although you are not otherwise entitled to receive any severance from the Company, subject to, and in consideration for, your timely execution and non-revocation of this Agreement, and provided you comply with all of the terms and conditions of this Agreement, the Confidential Information and Invention Assignment Agreement that you entered into with the Company effective January 15, 2020 (“Confidentiality Agreement”) and all applicable Company policies, the Company will provide you with the severance set forth below.
a.Cash Severance. The Company will pay you a lump sum severance payment of $182,500.00, less all applicable withholdings and deductions, which will be paid to you on or before February 26, 2021.
b.COBRA. If you elect to continue your medical, dental and/or vision insurance coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), the Company will pay the monthly premiums due for such COBRA coverage for you and, if applicable, for your dependents from the first date on which coverage is lost in connection with your employment with the Company (with any payments commencing after such date being made retroactively to such date) until the earliest of (i) the date that the Company has paid for 6 months of premiums for such COBRA coverage, (ii) the expiration of such COBRA continuation coverage, or (iii) the date when you (or, as applicable, your dependents) receive substantially equivalent health insurance coverage in connection with new employment or self-employment. Notwithstanding the foregoing, if the Company determines, in its sole discretion, at any time, that it cannot provide the foregoing COBRA benefit without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act) or having the COBRA benefit be subject to tax, the Company will, in lieu thereof, pay you an amount equal to such COBRA premium payment due for each month, as applicable, which payment will be taxable, less all applicable withholdings and required deductions, and will made at the time such COBRA premium payment would otherwise have been due to be paid to the applicable insurance company.
i.No Other Monies Owed. You acknowledge and agree that you have been timely paid all of your wages earned through the Separation Date. You acknowledge and agree that, prior to the execution of this Agreement, you were not entitled to receive any further payments or benefits from the Company, other than those required pursuant to the Company’s 401(k) plan and/or the COBRA and similar state law. You acknowledge that you have no unreimbursed business expenses. You agree that you did not suffer an injury covered by workers’ compensation in the course and scope of your employment with the Company.
ii.Equity. You acknowledge and agree that the Company previously granted to you one or more equity awards covering shares of the Company’s Common Stock pursuant to the Company’s 2011 Equity Incentive Plan, as amended and restated as the Company’s 2018 Equity Incentive Plan (the “Plan”). You acknowledge and agree that you have reviewed the information on your Company equity awards that is available through Benefits OnLine and that it accurately reflects the Company equity awards previously granted to you, and the terms applicable to your Company equity awards, including, without limitation, the number of shares subject to such equity awards that were vested (if any) as of your Separation Date. Your Company equity awards and the shares (if any) acquired pursuant to such equity awards will remain, as applicable, subject to the terms and conditions of any applicable stock option agreement, exercise agreement, restricted stock unit agreement, and the Plan (each of which shall remain in full force and effect and, together, are the “Equity Documents”). Please note that vested Company stock options generally expire if not exercised by the date that is 3 months following the Separation Date. Refer to Benefits OnLine and the applicable Equity Documents for the specific rules that apply to your Company stock options (if any). Unvested Company stock options and unvested Company restricted stock units will generally be forfeited in connection with your departure from the Company. You acknowledge and agree that, other than the vested portion of any Company stock options that are outstanding as of your Separation Date, you do not have any right to receive or otherwise acquire any Company securities, including, without limitation, any shares of the Company’s capital stock or any other options or other rights to purchase or receive shares of the Company’s capital stock, from the Company or any affiliate of the Company.
iii.Your General Release. In consideration for receiving the severance set forth herein, you hereby waive and release to the maximum extent permitted by applicable law any and all claims or causes of action, whether known or unknown, against the Company and/or its respective predecessors, successors, past, present or future subsidiaries, parent companies, affiliated companies, investors and related entities, as well as TriNet (collectively, including the Company, the “Entities”) and/or the Entities’ respective past, present or future insurers, officers, directors, agents, attorneys, employees, consultants, stockholders, assigns and employee benefit plans (collectively with the Entities, the “Released Parties”), with respect to any matter, including, without limitation, any matter related to your employment with the Company or the termination of that employment relationship.
This waiver and release includes, without limitation, claims under the Employee Retirement Income Security Act (ERISA); WARN Act claims, claims for attorneys’ fees or costs; any and all claims for stock, stock options, restricted stock units or other equity securities of the Company; penalties claims; wage and hour claims; statutory claims; tort claims; contract claims; claims of wrongful discharge, constructive discharge, emotional distress, defamation, invasion of privacy, fraud, breach of contract, and breach of the covenant of good faith and fair dealing; discrimination, harassment and retaliation claims; and all other claims under applicable federal, state and local laws, ordinances and regulations.
You covenant not to sue the Released Parties for any of the claims released above, agree not to participate in any class, collective, representative, or group action that may include any of the claims released above, and will affirmatively opt out of any such class, collective, representative or group action. Further, you agree not to participate in, seek to recover in, or assist in any litigation or investigation by other persons or entities against the Released Parties, except as required by law.
Nothing in this Agreement precludes you from participating in any investigation or proceeding before any government agency or body. However, while you may file a charge and participate in any such proceeding, by signing this Agreement, you waive any right to bring a lawsuit against the Released Parties and waive any right to any individual monetary recovery in any such proceeding or lawsuit. Nothing in this Agreement is intended to impede your ability to report possible securities law violations to the government or to receive a monetary award from a government administered whistleblower-award program. You do not need the prior authorization of the Company to make any such reports or disclosures or to participate or cooperate in any governmental investigation, action or proceeding, and you are not required to notify the Company that you have made such reports and disclosures or have participated or cooperated in any governmental investigation, action or proceeding. Nothing in this Agreement waives your right to testify or prohibits you from testifying in an administrative, legislative, or judicial proceeding concerning alleged criminal conduct or alleged sexual harassment when you have been required or requested to attend the proceeding pursuant to a court order, subpoena or written request from an administrative agency or the California state legislature.
This waiver and release covers only those claims that arose prior to your execution of this Agreement. The waiver and release does not apply to any claim which, as a matter of law, cannot be released by private agreement. If any provision of the waiver and release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and all remaining provisions shall be enforceable to the fullest extent permitted by law.
iv.Waiver of Unknown Claims. You understand and acknowledge that you are releasing potentially unknown claims, and that you may have limited knowledge with respect to some of the claims being released. You acknowledge that there is a risk that, after signing this Agreement, you may learn information that might have affected your decision to enter into this Agreement. You assume this risk and all other risks of any mistake in entering into this Agreement. You agree that this Agreement is fairly and knowingly made.
In addition, you expressly waive and release any and all rights and benefits under Section 1542 of the Civil Code of the State of California (or any analogous law of any other state), which reads as follows:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, would HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”
v.ADEA Waiver: You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you may have under the Federal Age Discrimination in Employment Act (“ADEA Waiver”) and that the consideration given for the ADEA Waiver is in addition to anything of value to which you are already entitled. You further acknowledge that: (a) your ADEA Waiver does not apply to any claims that may arise after you sign this Agreement; (b) you should consult with an attorney prior to executing this Agreement; (c) you have 21 calendar days within which to consider this Agreement (although you may choose to execute Agreement earlier); (d) you have 7 calendar days following the execution of the Agreement to revoke this Agreement; and (e) the Agreement will not be effective until the eighth day after you sign this Agreement provided that you have not revoked it. You agree that any modifications, material or otherwise, made to this Agreement do not restart or affect in any manner the original 21-day consideration period provided in this paragraph. To revoke the Agreement, you must email a written notice of revocation to csoto@beyondmeat.com prior to the end of the 7-day period. You acknowledge that your consent to this Agreement is knowing and voluntary. The severance offer will be automatically withdrawn if you do not sign the Agreement within the 21-day consideration period.
vi.No Admission. Nothing contained in this Agreement shall constitute or be treated as an admission by the Company or the Released Parties of any liability, wrongdoing, or violation of law.
vii.Continuing Obligations. At all times in the future, you will remain bound by your Confidentiality Agreement, a copy of which is attached as Attachment A.
viii.Return of Company Property. You agree that, as of the Separation Date, you have returned to the Company any and all Company property in your possession or control, including, without limitation, equipment, documents (in paper and electronic form) and credit cards, and that you have returned or, if incapable of being returned, you have deleted and/or destroyed all Company property that you stored in electronic form or media (including, but not limited to, any Company property stored in a cloud environment or in your personal computer, USB drives or in any other device that will remain in your possession or control).
ix.Non-Disclosure. Except if required by law, you agree that you will not disclose to others this Agreement or its terms, except that you may disclose such information to your spouse and to your attorney or accountant in order for such individuals to render services to you.
x.Non-Disparagement. You agree that you will not disparage or encourage or induce others to disparage the Company or any of the Released Parties. For the purpose of this Agreement, “disparage” includes, without limitation, making comments or statements on social media or the internet, or to any person or entity including, but not limited to, the press and/or media, current or former employees, partners or principals of the Company or any entity with whom the Company has a business relationship, that would adversely affect in any manner (a) the conduct of the business of the Company or any of the Released Parties (including, but not limited to, any business plans or prospects) or (b) the reputation of the Company or any of the Released Parties. A breach of this provision will be deemed to be a material breach of this Agreement and will entitle the Company to recover liquidated damages in the amount of $1,000.00 for each occurrence of a breach. You expressly agree that this provision is reasonable under the circumstances that exist at the time this Agreement is made. Nothing in this Agreement shall prohibit you from providing truthful information as required by law in a legal proceeding or a government investigation.
xi.Arbitration Agreement. You and the Company agree that any and all claims or disputes arising out of or relating to this Agreement shall be resolved by final, binding and confidential arbitration before a single arbitrator in Los Angeles, CA (or another mutually agreeable location) conducted under the Judicial Arbitration and Mediation Services (JAMS) Streamlined Arbitration Rules & Procedures, which can be reviewed at http://www.jamsadr.com/rules-streamlined-arbitration/. Before engaging in arbitration, you and the Company agree to first attempt to resolve the dispute informally or with the assistance of a neutral third-party mediator. You and the Company each acknowledge that by agreeing to this arbitration procedure, you and the Company waive the right to resolve any such dispute, claim or demand through a trial by jury or judge or by administrative proceeding. The arbitrator, and not a court, shall also be authorized to determine arbitrability, except as provided herein. The arbitrator may in his or her discretion award attorneys’ fees to the prevailing party. All claims or disputes must be submitted to arbitration on an individual basis and not as a representative, class and/or collective action proceeding on behalf of other individuals. Any issue concerning the validity of this representative, class and/or collective action waiver must be decided by a Court and if for any reason it is found to be unenforceable, the representative, class and/or collective action claim may only be heard in Court and may not be arbitrated. Claims will be governed by applicable statutes of limitations. This arbitration agreement does not cover any action seeking only emergency, temporary or preliminary injunctive relief (including a temporary restraining order) in a Court of competent jurisdiction in accordance with applicable law to protect a party’s confidential or trade secret information. This arbitration agreement shall be construed and interpreted in accordance with the Federal Arbitration Act.
xii.Entire Agreement. You and the Company agree that this Agreement, the Confidentiality Agreement, the Equity Documents, and the Indemnification Agreement that you entered into with the Company effective as of January 16, 2020, a copy of which is attached as Attachment B (the “Indemnification Agreement”), constitute the entire agreement between you and the Company and any affiliate of the Company regarding the subject matter of this Agreement. All other prior or contemporaneous negotiations, agreements, understandings, or representations between you and the Company or any affiliate of the Company are expressly superseded hereby and are of no further force and effect. This Agreement may only be modified in a written document signed by you and an authorized employee of the Company.

xiii.Governing Law. Except as to the arbitration provision, this Agreement shall be construed and interpreted in accordance with the laws of the state in which you primarily worked.
xiv.Severability. The provisions of this Agreement are severable. If any provision of this Agreement is held invalid or unenforceable, such provision shall be deemed deleted from this Agreement and such invalidity or unenforceability shall not affect any other provision of this Agreement, the balance of which will remain in and have its intended full force and effect; provided, however that if such invalid or unenforceable provision may be modified so as to be valid and enforceable as a matter of law, such provision shall be deemed to have been modified so as to be valid and enforceable to the maximum extent permitted by law.
xv.Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one agreement. Execution via DocuSign or a similar service, or of a facsimile copy or scanned image shall have the same force and effect as execution of an original, and an electronic or facsimile signature or scanned image of a signature shall be deemed an original and valid signature.
To accept this Agreement, please sign and date this Agreement after your Separation Date and return it to me on or before 5 pm PT on February 11, 2021.
Sincerely,
Beyond Meat, Inc.

By:/s/ Ethan Brown
(Signature)
Name:    Ethan Brown
Title:    Chief Executive Officer
My agreement with the terms and conditions of this Agreement is signified by my signature below. Furthermore, I acknowledge that I have read and understand this Agreement and that I sign this release of all claims voluntarily, with full appreciation that at no time in the future may I pursue any of the rights I have waived in this Agreement.

Signed /s/ Stuart Kronauge                     Dated:     1/21/2021
    Stuart Kronauge
Attachment A: Confidentiality Agreement
Attachment B: Indemnification Agreement